UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: September 30, 2021 ( September 30, 2021 )

J. Alexander’s Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Tennessee	001-37473	47-1608715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3401 West End Avenue, Suite 260, P.O. Box 24300, Nashville, TN 37202

(Address of principal executive offices including zip code)

(615) 269-1900

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	JAX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed by J. Alexander’s Holdings, Inc., a Tennessee corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on July 6, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 2, 2021, by and among the Company, SPB Hospitality LLC, a Delaware limited liability company (“Parent”), and Titan Merger Sub, Inc., a Tennessee corporation and an indirect, wholly-owned subsidiary of Parent (“Merger Sub”), which provided for Merger Sub to be merged with and into the Company (the “Merger”), with the Company surviving as an indirect, wholly-owned subsidiary of Parent. On September 30, 2021, the Merger became effective and the Company and Parent took various other actions, as discussed further below.

Item 1.02	Termination of a Material Definitive Agreement

On September 30, 2021, in connection with the consummation of the Merger, all outstanding obligations in respect of principal, interest, expenses, fees and other charges under that certain Fourth Amended and Restated Loan Agreement, dated as of October 28, 2020 (the “Loan Agreement”), between J. Alexander’s, LLC, a Tennessee limited liability company (the “Borrower”), and Pinnacle Bank (the “Lender”) were paid in full. The aggregate prepayment amount was $13,065,650.52 (the “Payoff Amount”) and, upon payment of the Payoff Amount, the obligations of the Borrower, including the Company and its other subsidiaries, to the Lender thereunder were satisfied in full, the Loan Agreement and all related loan documents were terminated and all liens and security interests granted thereunder were released and terminated.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 30, 2021, pursuant to the terms of the Merger Agreement, the Merger was completed, with Merger Sub being merged with and into the Company, with the Company surviving the Merger as an indirect, wholly-owned subsidiary of Parent. At the effective time of the Merger, each outstanding share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), was cancelled and converted into the right to receive an amount in cash equal to $14.00 per share, without interest, pursuant to the Merger Agreement. A description of the consideration payable to holders of the Company’s options, performance share awards and restricted share awards and to holders of certain Class B Units of J. Alexander’s Holdings, LLC is set forth under the heading “The Merger Agreement—Treatment of Equity Awards” in the Company’s Definitive Proxy Statement filed with the SEC on August 23, 2021 (the “Proxy Statement”), and such description is incorporated herein by reference.

The total purchase price paid in connection with the Merger was approximately $220 million. The source of funds for the consideration paid in the Merger was a combination of equity contributions from funds and accounts managed by affiliates of Fortress Investment Group LLC, which is an affiliate of Parent and Merger Sub, as well as proceeds from debt financings.

The foregoing description, including the portions incorporated by reference herein, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is incorporated by reference as Exhibit 2.1 hereto and incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger, on September 30, 2021, the Company (i) notified the New York Stock Exchange (the “NYSE”) that the Merger has been completed and (ii) submitted a written request to the NYSE for the NYSE to cease trading of the Common Stock on the NYSE and to suspend the listing of the Common Stock, in each case prior to market open on September 30, and to file with the SEC an application on Form 25 to delist the Common Stock from the NYSE and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company intends to file with the SEC a certification on Form 15 with respect to the Common Stock requesting the deregistration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

The information set forth in Item 2.01 above (including the section of the Proxy Statement listed therein) is incorporated herein by reference.

Item 3.03	Material Modifications to Rights of Security Holders.

Upon the effective time of the Merger on September 30, 2021, each issued and outstanding share of Common Stock was canceled and ceased to exist, and holders of Common Stock immediately prior to the effective time of the Merger ceased to have any rights as shareholders of the Company (other than their right to receive the merger consideration of $14.00 per share in cash, without interest, pursuant to the Merger Agreement). The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is incorporated by reference as Exhibit 2.1 hereto and incorporated herein by reference.

The information set forth in Item 2.01, Item 3.01, Item 5.01 and Item 5.02 is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger on September 30, 2021, the Company became an indirect, wholly-owned subsidiary of Parent and, accordingly, a change in control of the Company occurred.

The information set forth in Item 2.01, Item 3.01 and Item 5.02 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, Lonnie Stout, II, Raymond Quirk, Douglas Ammerman, Timothy Janszen, Frank Martire, Ronald Maggard, Sr., and Carl Grassi, the directors of the Company immediately prior to the effective time of the Merger on September 30, 2021, ceased serving as members of the Company’s board of directors and each committee thereof, and Joshua Pack, James Mazany and Morgan McClure became the directors of the Company following the consummation of the Merger until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified.

Also pursuant to the terms of the Merger Agreement, immediately prior to the effective time of the Merger on September 30, 2021, (i) Mark Parkey ceased serving as Chief Executive Officer and President, (ii) J. Michael Moore ceased serving as Executive Vice President and Chief Operating Officer and (iii) Jessica Hagler ceased serving as Vice President, Chief Financial Officer, Treasurer, and Secretary. Joshua Pack became the Managing Partner, James Mazany became the Chief Executive Officer, Morgan McClure became the President, Breck Templeton became the Senior Vice President – Finance, Jonathan Childs became the Vice President and Courtney Mowry became the Secretary following the consummation of the Merger until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

At the effective time of the Merger on September 30, 2021, the charter of the Company was amended and restated in its entirety. In addition, in connection with the Merger on September 30, 2021, the bylaws of the Company were amended and restated in their entirety so that they are identical to the bylaws of Merger Sub immediately prior to the Merger. The amended and restated charter of the Company and the amended and restated bylaws of the Company are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description of Exhibit

2.1*	Agreement and Plan of Merger, dated as of July 2, 2021, by and among the Company, Parent and Merger Sub (incorporated by reference to Exhibit 2.1 to Company’s Current Report on Form 8-K filed with the SEC on July 6, 2021).

3.1	Second Amended and Restated Charter of J. Alexander’s Holdings, Inc.

3.2	Amended and Restated Bylaws of J. Alexander’s Holdings, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Registrant will furnish copies of such schedules to the SEC upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. ALEXANDER’S HOLDINGS, INC.

	By:	/s/ Morgan McClure
Date: September 30, 2021		Name: Morgan McClure Title: President